Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Reports Second Quarter 2018 Financial Results and Declares a Dividend of $0.27 Per Share

BOSTON – August 8, 2018 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct lender to lower middle market companies, today announced financial results for its second fiscal quarter ended June 30, 2018. Additionally, THL Credit announced that its Board of Directors has declared a third fiscal quarter 2018 dividend of $0.27 per share payable on September 28, 2018, to stockholders of record as of September 14, 2018.

HIGHLIGHTS

($ in millions, except per share amounts)	As of June 30, 2018
Portfolio results
Total assets	$592.7
Investment portfolio, at fair value	$559.0
Net assets	$334.3
Net asset value per share	$10.23
Weighted average yield on investments	11.3%

	Quarter ended June 30, 2018	Quarter ended June 30, 2017
Portfolio activity
Total portfolio investments made, at par	$24.7	$23.4
Total portfolio investments made, at cost	$24.5	$23.0
Number of new portfolio investments	—	2
Number of portfolio investments at end of period	43	46
Operating results
Total investment income	$18.4	$20.3
Net investment income	$10.1	$10.2
Net increase in net assets from operations	$1.5	$1.3
Net investment income per share	$0.31	$0.31
Dividends declared per share	$0.27	$0.27

PORTFOLIO AND INVESTMENT ACTIVITY

In the second quarter, THL Credit closed on $24.7 million in follow-on and delayed draw and revolver fundings.

Specifically, such notable investments were:

•	$11.2 million equity contribution to THL Credit Logan JV, LLC (“Logan JV”);

•	$4.5 million first lien senior secured term loan in Women’s Health USA, Inc.;

•	$3.1 million first lien senior secured term loan in Charming Charlie LLC; and

•	$1.3 million first lien senior secured term loan in 1-800 Hansons, LLC.

Notable realizations for the quarter included:

•	Prepayment of a subordinated term loan and realization of preferred equity interest in A10 Capital, LLC, which resulted in proceeds of $26.6 million, including a prepayment premium of $0.3 million;

•	Prepayment of a first lien senior secured term loan in The John Gore Organization, Inc., which resulted in proceeds of $13.8 million, including a prepayment premium of $0.1 million;

•	Partial sale of a first lien senior secured term loan in Fairstone Financial Inc., which resulted in proceeds of $7.7 million;

•	Partial prepayment of a first lien senior secured term loan in Home Partners of America, Inc., which resulted in proceeds of $5.9 million, including a prepayment premium of $0.1 million; and

•	Sale of a second lien term loan in Specialty Brands Holdings, LLC, with proceeds of $0.4 million.

As of June 30, 2018, these transactions, coupled with changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of THL Credit’s investment portfolio to $559.0 million across 43 portfolio investments. THL Credit’s investment portfolio at fair value was allocated 66 percent in first lien senior secured debt, which includes unitranche investments, 15 percent in the Logan JV, 6 percent in second lien debt, 1 percent in subordinated debt, 2 percent in other income-producing securities and 10 percent in equity securities and warrants. The weighted average yield on investments made in the second quarter of 2018 was 11.4 percent. As of June 30, 2018, the weighted average yield of the debt and income-producing securities, including the Logan JV and reflecting the impact of investments on non-accrual, in the investment portfolio at their current cost basis was 11.3 percent. As of June 30, 2018, THL Credit had loans on non-accrual status with an aggregate amortized cost of $9.7 million and fair value of $4.0 million, or 1.7 percent and 0.7 percent of the portfolio’s amortized cost and fair value, respectively. As of June 30, 2018, 95 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as London Interbank offer rate, or LIBOR, or Canadian Dollar offer rate, or CDOR, and 5 percent of its debt investments bore interest at fixed rates.

This compares to the portfolio as of Dec. 31, 2017, which had a fair value of $608.7 million across 47 portfolio investments allocated 67 percent in first lien senior secured debt, which includes unitranche investments, 11 percent in the Logan JV, 5 percent in second lien debt, 3 percent in subordinated debt, 2 percent in other income-producing securities and 12 percent in equity securities and warrants. The weighted average yield of the debt and other income-producing securities in the investment portfolio, including the Logan JV, at their cost basis was 10.7 percent. As of Dec. 31, 2017, THL Credit had loans on non-accrual status with an aggregate amortized cost of $56.3 million and fair value of $21.0 million, or 8.8 percent and 3.4 percent of the portfolio’s amortized cost and fair value, respectively. As of Dec. 31, 2017, 93 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as LIBOR, and 7 percent of its debt investments bore interest at fixed rates.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended June 30, 2018 and 2017 was $18.4 million and $20.3 million, respectively, and consisted of $13.9 million and $14.5 million of interest income on debt securities (which included PIK interest of $0.6 million and $0.4 million and prepayment premiums of $0.3 million and $0 million, respectively), $2.8 million and $3.3 million of dividend income, $0.9 million and $1.1 million of interest income on other income-producing securities, and $0.8 million and $1.4 million of other income, including fees from THL Credit’s managed vehicles, respectively.

The decrease in investment income was primarily due to the contraction in overall investment portfolio since June 30, 2017, which led to lower interest income, lower dividend income from certain equity investments and lower other income related to one-time amendment and structuring fees. This was offset by slightly higher prepayment premiums.

Expenses

Expenses for the three months ended June 30, 2018 and 2017 were $8.2 million and $10.1 million, respectively. For the three months ended June 30, 2018 and 2017, base management fees were $2.3 million and $2.7 million, incentive fees were $0 million and $1.2 million, administrator and other expenses were $1.7 million and $1.8 million and fees and expenses related to THL Credit’s borrowings were $4.1 million and $4.3 million, respectively. In addition, for the three months ended June 30, 2018 and 2017, THL Credit recorded an income tax provision related to its consolidated blocker corporations, excise and other taxes of $0.1 million and $0.1 million, respectively.

The decrease in operating expenses was due primarily to lower net incentive fees due to portfolio performance and lower base management fees as a result of portfolio contraction.

Net investment income

Net investment income totaled $10.1 million and $10.2 million for the three months ended June 30, 2018 and 2017, or $0.31 and $0.31 per share based upon 32,673,590 and 32,873,016 weighted average common shares outstanding, respectively.

The decrease in net investment income between the three month periods is primarily attributable to a decrease in interest on debt and other income-producing investments due to portfolio contraction offset by lower incentive and base management fees.

Net realized gains and losses on investments, net of income tax provision

For the three months ended June 30, 2018, THL Credit recognized a net realized loss on portfolio investments of $25.1 million, primarily related to a realized loss from the sale of its second lien debt investment in Specialty Brands Holdings, LLC, losses from the final restructuring of its Charming Charlie LLC investment upon emergence from bankruptcy proceedings and a change in estimated recovery proceeds of the Aerogroup International Inc. escrow receivable. These losses were offset by a reversal of prior period unrealized depreciation totaling $23.4 million related to these realized losses. For the three months ended June 30, 2017, THL Credit recognized realized losses of $11.3 million from the sales of its second lien term loans in Washington Inventory Service and Hostway Corporation, which was offset by a reversal of prior period unrealized depreciation of $12.7 million. THL Credit also recognized a $1.3 million gain from the realization of its equity interests in YP Equity Investors, LLC offset by a $0.8 million provision for taxes on realized gain.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended June 30, 2018 and 2017, THL Credit’s investment portfolio had a net change in unrealized appreciation of $16.4 million and $0.8 million, respectively.

The net change in unrealized appreciation on our investments was primarily the result of the reversal of prior period net unrealized depreciation related to certain restructured and exited investments noted above and the performance of certain portfolio investments, including certain control investments.

Benefit for taxes on unrealized gain on investments

For the three months ended June 30, 2018 and 2017, THL Credit recognized an income tax (provision) benefit for taxes on unrealized gains of ($0.1) million and $1.7 million related to consolidated subsidiaries, respectively.

The change in provision for tax on unrealized gains on investments relates primarily to changes to the unrealized appreciation (depreciation) of the investments held in these taxable consolidated subsidiaries, other temporary differences and change in prior year estimates received from certain portfolio companies.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $1.5 million and $1.3 million, or $0.05 and $0.04 per share based upon 32,673,590 and 32,873,016 weighted average common shares outstanding, for the three months ended June 30, 2018 and 2017, respectively.

The increase in net assets resulting from operations for the respective periods is due primarily to net realized and unrealized gains and losses in the portfolio and the related tax impact.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2018, THL Credit had cash of $12.5 million. THL Credit’s liquidity and capital resources are derived from its credit facility, equity and debt raises and cash flows from operations, including investment sales and repayments, and income earned. THL Credit’s primary use of funds includes making investments in portfolio companies, payment of dividends to stockholders and funding operating expenses. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from the turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives.

As of June 30, 2018, THL Credit had $253.2 million in outstanding borrowings, which was comprised of $143.2 million outstanding on the revolving credit facility and $110.0 million of notes payable outstanding. As of June 30, 2018, borrowings outstanding had a weighted average interest rate of 5.52 percent. For the six months ended June 30, 2018, THL Credit borrowed $31.0 million and repaid $54.1 million under the revolving credit facility.

For the six months ended June 30, 2018, THL Credit operating activities provided cash of $49.7 million primarily in connection with the repayment and sales of investments. Its financing activities used $23.1 million of net repayments on its credit facility and used $17.6 million for distributions to stockholders.

For the six months ended June 30, 2017, THL Credit’s operating activities used cash of $0.5 million primarily in connection with the purchase and sales of investments. Its financing activities provided $17.4 million of net borrowings on its credit facility and used $17.8 million for distributions to stockholders, $1.5 million to repurchase common stock and $0.1 million for the payment of financing and offering costs.

STOCK REPURCHASE PROGRAM

THL Credit has provided its stockholders with notice of its ability to repurchase shares of its common stock in accordance with 1940 Act requirements. On March 7, 2017, THL Credit’s Board of Directors authorized a $20.0 million stock repurchase program, which was extended on March 2, 2018. Unless extended by THL Credit’s Board of Directors, the stock repurchase program will expire on March 2, 2019. The timing and amount of any stock repurchases will depend on the terms and conditions of the repurchase program and no assurances can be given that any particular amount will be purchased. THL Credit will immediately retire all such shares of common stock that it purchases.

For the three months ended June 30, 2018, there were no stock repurchases. For the three month period ended June 30, 2017, THL Credit repurchased 0.2 million shares of its common stock at an average price of approximately $10.01 per share, inclusive of commissions, or a weighted average discount to its net asset value of 14.7 percent. The total dollar amount of shares repurchased during the three month period ended June 30, 2017 was $1.5 million.

RECENT DEVELOPMENTS

On July 25, 2018, THL Credit received $15.0 million in proceeds from the partial repayment of its first lien senior secured term loan in Alex Toys, LLC.

On August 2, 2018, THL Credit received $5.2 million in proceeds from the repayment of its second lien term loan in Gold, Inc.

On August 7, 2018, in consultation with its board of directors, THL Credit accepted the Advisor’s proposal to extend its waiver of 100% of the incentive fees accrued through June 30, 2019. Such incentive fees waived shall not be subject to recoupment.

On August 7, 2018, THL Credit’s board of directors declared a dividend of $0.27 per share payable on September 28, 2018 to stockholders of record at the close of business on September 14, 2018.

OTHER INFORMATION

On March 14, 2018, THL Credit’s external investment advisor, THL Credit Advisors, LLC, or the Advisor, informed the Company that it had adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to purchase up to $10.0 million of the Company’s common stock.

Between March 14, 2018 and July 9, 2018, the Advisor purchased 1.3 million shares at an average purchase price of approximately $7.94 per share, inclusive of commissions. The total dollar amount of shares purchased by the Advisor under this program was $10.0 million.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on August 9, 2018, at 10:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 2599921. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.THLCreditBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through August 16, 2018, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 2599921. The replay will also be available on the THL Credit’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.THLCreditBDC.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	June 30, 2018	December 31, 2017
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $363,060 and $484,816, respectively)	$354,505	$449,951
Controlled investments (cost of $177,577 and $155,547, respectively)	177,724	158,736
Non-controlled, affiliated investments (cost of $23,655 and $4, respectively)	26,752	4
Cash	12,545	3,617
Escrow receivable	6,597	—
Interest, dividends, and fees receivable	7,714	7,835
Deferred financing costs	2,600	2,890
Deferred tax assets	2,047	2,661
Prepaid expenses and other assets	1,618	1,583
Due from related parties	570	407

Total assets	$592,672	$627,684

Liabilities:
Loans payable ($143,201 and $167,317 face amounts, respectively, reported net of deferred financing costs of $0 and $0, respectively)	$143,201	$167,317
Notes payable ($110,000 and $110,000 face amounts, respectively, reported net of deferred financing costs of $2,654 and $2,985, respectively)	107,345	107,015
Accrued expenses and other payables	2,449	2,829
Base management fees payable	2,333	2,556
Deferred tax liability	1,833	2,336
Accrued incentive fees	888	972
Accrued interest and fees	337	551
Other deferred liabilities	23	79

Total liabilities	258,409	283,655
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 32,674 and 32,674 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	33	33
Paid-in capital in excess of par	433,974	434,197
Net unrealized depreciation on investments, net of provision for taxes of $1,665 and $1,511, respectively	(6,654)	(34,660)
Accumulated net realized losses	(102,954)	(67,393)
Accumulated undistributed net investment income	9,762	11,150

Total net assets attributable to THL Credit, Inc.	334,161	343,327
Net assets attributable to non-controlling interest	102	702

Total net assets	$334,263	$344,029

Total liabilities and net assets	$592,672	$627,684

Net asset value per share attributable to THL Credit, Inc.	$10.23	$10.51

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$12,780	$13,802	$24,986	$27,735
Dividend income	17	139	17	139
Other income	432	1,030	551	1,495
From non-controlled, affiliated investments:
Interest income	609	—	609	—
Other income	288	284	543	540
From controlled investments:
Interest income	1,363	1,768	2,767	3,647
Dividend income	2,827	3,111	5,440	6,241
Other income	41	141	133	282

Total investment income	18,357	20,275	35,046	40,079
Expenses:
Interest and fees on borrowings	3,791	3,941	7,357	7,813
Base management fees	2,333	2,658	4,652	5,212
Incentive fees	(9)	1,151	(9)	2,465
Administrator expenses	537	711	1,128	1,537
Other general and administrative expenses	573	541	996	1,046
Amortization of deferred financing costs	312	405	620	805
Professional fees	373	429	710	704
Directors’ fees	204	169	398	349

Total expenses	8,114	10,005	15,852	19,931
Income tax provision, excise and other taxes	144	116	268	305

Net investment income	10,099	10,154	18,926	19,843
Realized Gain (Loss) and Change in Unrealized Appreciation on Investments:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(22,254)	(10,053)	(35,467)	(10,951)
Non-controlled, affiliated investments	(3,125)	—	(3,125)	—
Controlled investments	245	—	343	—
Foreign currency transactions	(202)	(1)	(203)	(74)

Net realized loss on investments	(25,336)	(10,054)	(38,452)	(11,025)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	16,349	346	26,919	(2,924)
Non-controlled, affiliated investments	3,091	—	3,091	—
Controlled investments	(2,723)	457	(3,044)	(19)
Translation of assets and liabilities in foreign currencies	533	(593)	1,193	(519)

Net change in unrealized appreciation (depreciation) on investments	17,250	210	28,159	(3,462)
Net change in unrealized (depreciation) appreciation attributable to non-controlling interests	(353)	54	(601)	113

Net realized and unrealized loss from investments	(8,439)	(9,790)	(10,894)	(14,374)
Provision for taxes on realized gain on investments	—	(835)	—	(835)
(Provision) benefit for taxes on unrealized gain on investments	(121)	1,744	(154)	1,896

(Provision) benefit for taxes on realized and unrealized gain on investments	(121)	909	(154)	1,061

Net (decrease) increase in net assets resulting from operations	$1,539	$1,273	$7,878	$6,530

Net investment income per common share:
Basic and diluted	$0.31	$0.31	$0.58	$0.60
Net increase in net assets resulting from operations per common share:
Basic and diluted	$0.05	$0.04	$0.24	$0.20
Dividends declared and paid	$0.27	$0.27	$0.54	$0.54
Weighted average shares of common stock outstanding:
Basic and diluted	32,674	32,873	32,674	32,899

About THL Credit, Inc.

THL Credit, Inc. (NASDAQ: TCRD) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through directly originated first lien secured loans, including unitranche investments. In certain instances, the Company also makes second lien, subordinated, or mezzanine debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in lower middle market companies with annual EBITDA generally between $5 million and $25 million that require capital for growth and acquisitions. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.THLCreditBDC.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terry Olson

617-790-6010

tolson@thlcredit.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Doug Allen

646-502-3530

dallen@stantonprm.com